Exhibit 10.2 CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 24b-2
CONFIDENTIAL

AMENDMENT No. 2 TO PURCHASE AGREEMENT DCT-014/2004

This Amendment No. 2 to Purchase Agreement DCT-014/2004, dated as of July 8, 2004 (“Amendment No. 2”) relates to the Purchase Agreement DCT-014/2004 (the “Purchase Agreement”) between Embraer - Empresa Brasileira de Aeron?utica S.A. (“Embraer”) and Republic Airline, Inc. (“Buyer”) dated March 19, 2004 as amended from time to time (collectively referred to herein as “Agreement”). This Amendment No. 2 is between Embraer and Buyer, collectively referred to herein as the “Parties”.

This Amendment No. 2 sets forth additional agreements between Embraer and Buyer relative to the confirmation of five (5) Conditional Aircraft, new delivery dates and new exercise date for the remaining Conditional Aircraft.

Except as otherwise provided for herein all terms of the Purchase Agreement shall remain in full force and effect. All capitalized terms used in this Amendment No. 2, which are not defined herein shall have the meaning given in the Purchase Agreement. In the event of any conflict between this Amendment No. 2 and the Purchase Agreement the terms, conditions and provisions of this Amendment No. 2 shall control.

WHEREAS, in connection with the Parties’ agreement above mentioned, the Parties have now agreed to amend the Purchase Agreement as provided for below:

NOW, THEREFORE, for good and valuable consideration which is hereby acknowledged Embraer and Buyer hereby agree as follows:

1.	Definitions: A new definition shall be added to Article 1 of the Purchase Agreement as follows:

“1.23 ‘Confirmed Conditional Aircraft’ shall be the Aircraft specified in Article 2.1.”

2.	Subject: Article 2 of the Purchase Agreement shall be deleted and replaced as follows:

“Subject to the terms and conditions of this Agreement:

2.1	Embraer shall sell and deliver and Buyer shall purchase and take delivery of thirteen (13) Aircraft and five (5) Confirmed Conditional Aircraft;

2.2	Embraer shall provide to Buyer the Services and the Technical Publications;

2.3	Buyer shall have the right to purchase up to seven (7) Conditional Aircraft, in accordance with Article 22; and

2.4	Buyer shall have the option to purchase up to twenty-five (25) Option Aircraft, in accordance with Article 23.”

3.	Delivery: The table containing the delivery schedule in Article 5.1 of the Purchase Agreement shall be deleted in its entirely and replaced with the following:

“Firm A/C	Delivery Month	Firm A/C	Delivery Month	Confirmed Conditional A/C	Delivery Month
1	Sep 2004	8	[*]	14	[*]
2	[*]	9	[*]	15	[*]
3	[*]	10	[*]	16	[*]
4	[*]	11	[*]	17	[*]
5	[*]	12	[*]	18	May 2005”
6	[*]	13	[*]
7	[*]
4.	Price: Article 3.1 shall be deleted and replaced with the following:

Buyer agrees to pay Embraer, subject to the terms and conditions of this Agreement, in United States dollars, the following amount per unit Basic Prices:

Aircraft	Aircraft Basic Price	Economic Condition
EMBRAER 170 Aircraft # 1	[*]	[*]
EMBRAER 170 Aircraft # 2 and on	[*]	[*]
5.	Conditional Aircraft: The opening paragraph of Article 22, the delivery schedule table and the first paragraph of Article 22.1 of the Purchase Agreement shall be deleted and replaced by the following:

“Subject to confirmation by Buyer as described below, Buyer shall have the right to purchase up to seven (7) additional Aircraft (the “Conditional Aircraft”), to be delivered on the last day of the applicable month set forth below or such earlier date in such month specified pursuant to Article 7.1:

Conditional A/C	Delivery Month	Conditional A/C	Delivery Month
19	[*]	23	[*]
20	[*]	24	[*]
21	[*]	25	[*]
22	[*]
22.1     Buyer’s right to purchase [*] shall be subject to Buyer giving notice to Embraer of its election to purchase [*] on or before [*]. Buyer shall be allowed to confirm the acquisition of all or part of [*].”

The second paragraph of Article 22.1 shall remain unchanged.

6.  Assignment:

6.1.  A new Article 14.2A shall be added to the Purchase Agreement as follows:

“14.2A Buyer may assign its rights with respect to any Aircraft scheduled to be delivered during 2004 and 2005 to Chautauqua Airlines, Inc. (“Chautauqua”), a wholly-owned subsidiary of Republic Airways Holdings Inc., subject to this Article 14.2A and Article 14.2 (excluding Section (i) of Article 14.2). [*] Buyer has already informed Embraer, and Embraer has consented, that the first and second Aircraft will be assigned to Chautauqua. Chautauqua shall have the right to [*]. Buyer and Chautauqua shall promptly provide [*]”

6.2.	The last two paragraphs of Article 14 shall be deemed as sections 14.3 and 14.4, instead of 14.2 and 14.3.

7.	SecondAircraft (S/N 007) Configuration: Article 2 of Attachment A to the Purchase Agreement shall be deleted in its entirely and replaced with the following:

“The Second Firm Aircraft to be delivered to Buyer will be the [*] (the “First Aircraft”), which, by the time of its delivery to Buyer, will have [*] and will be delivered in a configuration according to Article 1 and Article 3 of this Attachment A. The Second Aircraft shall have installed [*]”

8.	Miscellaneous: All other provisions of the Agreement which have not been specifically amended or modified by this Amendment No. 2 shall remain valid in full force and effect without any change.

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*Confidential

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934. THE OMITTED MATERIALS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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CONFIDENTIAL

IN WITNESS WHEREOF, EMBRAER and BUYER, by their duly authorized officers, have entered into and executed this Amendment No. 2 to Purchase Agreement to be effective as of the date first written above.

EMBRAER - Empresa Brasileira de Aeronautica S.A.                 Republic Airline Inc.

By /s/ Satoshi Yokota	By /s/ Bryan Bedford
Name: Satoshi Yokota	Name: Bryan Bedford
Title: Executive Vice President Development and Industry	Title: Chairman and CEO

By /s/ Jose Luis Molina	Date: July 8, 2004
Name: Jose Luis Molina	Place:
Title: Director of Contracts Airline Market

Date: July 8th 2004
Place: Sao Jose dos Campos, Brazil

Witness: /s/ Carlos Martins Dutra	Witness: /s/ Lars-Erik Arnell
Name: Carlos Martins Dutra	Name: Lars Erik Arnell

Amendment No. 2 to Purchase Agreement DCT-014/2004 45523114.3
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